Exhibit 23.1

Independent Auditors’ Consent

We consent to the use of our reports dated February 20, 2004, appearing in this Annual Report on Form 40-F of Biomira Inc. for the year ended December 31, 2003.

/s/ Deloitte & Touche LLP

Chartered Accountants

Edmonton, Alberta, Canada
May 18, 2004